Exhibit 99.1

                           JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Lakes Gaming, Inc., a Minnesota corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: February 14, 2002


WAVELAND PARTNERS, L.P.
By:      Waveland Capital Management, L.P.
         Its: General Partner
         By:  Clincher Capital Corporation
              Its: General Partner

              By:  /s/ David S. Richter
                  ---------------------------
                  David S. Richter, President

WAVELAND CAPITAL MANAGEMENT, L.P.
By:      Clincher Capital Corporation
         Its: General Partner

         By: /s/ David S. Richter
            -----------------------------
              David S. Richter, President

CLINCHER CAPITAL CORPORATION


By: /s/  David S. Richter
   ---------------------------------
     David S. Richter, President

WAVELAND CAPITAL MANAGEMENT, LLC


By: /s/  David S. Richter
   ---------------------------------
     David S. Richter, President

WAVELAND PARTNERS, LTD.


By: /s/  David S. Richter
   ---------------------------------
     David S. Richter, Director

WAVELAND INTERNATIONAL, LTD.


By: /s/  David S. Richter
   ---------------------------------
     David S. Richter, Director